Exhibit 8.1

October 19, 2021

Dragoneer Growth Opportunities Corp. II

One Letterman Drive, Building D Suite M500

San Francisco, California 94129

Ladies and Gentlemen:

We have acted as counsel to Dragoneer Growth Opportunities Corp. II (“Dragoneer”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 of Dragoneer, a Cayman Islands exempted company, initially filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2021 (the “Registration Statement”), relating to the Business Combination Agreement, dated July 23, 2021, (the “Business Combination Agreement”), by and among (i) Dragoneer, (ii) Redwood Opportunity Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), (iii) Redwood Merger Sub LLC, a Delaware limited liability company (“Merger Sub II”), and (iv) Papay Topco, Inc., a Delaware corporation (“Company”). Any capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion set forth below, we have examined and relied upon the accuracy and completeness of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by Dragoneer, Merger Sub I, Merger Sub II, and Company, including factual statements and representations set forth in a letter dated the date hereof from an officer of Dragoneer (the “Representation Letter”). We have assumed that all such representations, and all statements in such Representation Letter, made “to the best of the knowledge of” or “to the knowledge of” any person or entity, or otherwise qualified, are true, correct and complete as if made without such qualification. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Dragoneer, Merger Sub I, Merger Sub II, and Company, including

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those set forth in the Representation Letter and that there will be no change in facts or circumstances prior to the Domestication and that the representations set forth in the Representation Letter will be true and accurate as of the effective time of the Domestication under Delaware Law and the Cayman Act, whichever is later.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the Business Combination will be consummated in accordance with the Business Combination Agreement and as described in the Registration Statement, and that none of the terms or conditions contained therein will have been waived or modified in any respect. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial decisions, administrative interpretations, and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, such judicial decisions, such administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Business Combination Agreement or the Representation Letter, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based solely on the information, and subject to the assumptions, qualifications and limitations stated herein and in the Registration Statement, the statements under the caption “U.S. Federal Income Tax Consequences” in the Registration Statement, insofar as they discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of the Domestication.

No opinion is expressed as to any matter not specifically addressed in the immediately preceding paragraph, including without limitation the tax consequences of any of the transactions contemplated by the Business Combination Agreement under any other federal, state, local, or non-U.S. tax law or the tax consequences of any other transaction contemplated or entered into by Dragoneer, Merger Sub I, Merger Sub II, and Company. We do not undertake to advise you as to any changes in U.S. federal income tax law after the date hereof that may affect our opinion.

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This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP